Exhibit 23.5

April 8, 2005

We consent to the inclusion in this registration statement on Form S‑3 Amendment No. 1 (File No. 333‑123177) of our report dated February 1, 2005, on our audit of the financial statements of ZettaWorks, L.L.C. We also consent to the references to our firm under the caption “Experts.”

/s/ BKD, LLP